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                                  EXHIBIT 10.26

                          PHOENIX FOOTWEAR GROUP, INC.

                                Lock-Up Agreement

                                  June 10, 2004

Wedbush Morgan Securities, Inc.
1000 Wilshire Boulevard, 10th Floor
Los Angeles, CA  90017

First Albany Capital Inc.
One Penn Plaza, 42nd Floor
New York, NY 10119

         Re:      Phoenix Footwear Group, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

      The undersigned understands that you, as managing underwriters, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") on behalf of the several Underwriters named in such agreement (collectively, the "Underwriters"), with Phoenix Footwear Group, Inc., a Delaware corporation (the "Company"), providing for a public offering of shares (the "Shares") of the common stock of the Company (the "Common Stock") pursuant to a Registration Statement on Form S-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC").

      In consideration of the agreement by the Underwriters to continue their efforts in connection with the offering of the Shares, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning on the date hereof and continuing to and including the date 180 days after the date of such final prospectus, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, with respect to which the undersigned has dispositive power within the rules and regulations of the SEC (collectively the "Undersigned's Shares").

      The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to, or result in, a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

      The undersigned further represents and agrees that the undersigned has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be

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expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, or which has otherwise constituted or will constitute any prohibited bid for or purchase of the Shares or any related securities.

      Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pursuant to the Registration Statement or (iv) with the prior written consent of the managing underwriters on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii) or (iv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

      Notwithstanding anything contained herein to the contrary, this Lock-Up Agreement shall terminate and be of no further force or effect upon written notice either by the Company to the Underwriters or by the Underwriters to the Company that the offering of the Shares has been terminated or suspended.

      The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                        Very truly yours,

                        Retirement Committee of the Phoenix Footwear Group, Inc. (formerly Daniel Green Company) Retirement Savings Partnership Plan

                        By: /s/   James R. Riedman
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                            James R. Riedman, Committee Member

                        By: /s/   Steven M. DePerrior
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                            Steven M. DePerrior, Committee Member